Exhibit 10.21

COWEN GROUP, INC.
2007 EQUITY AND INCENTIVE PLAN

1.  PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purposes of the 2007 Equity and Incentive Plan of Cowen Group, Inc. are to attract, motivate and retain (a) employees of the Company and any of its Subsidiaries and Affiliates, (b) independent contractors who provide significant services to the Company or any of its Subsidiaries or Affiliates and (c) non-employee directors of the Company or any of its Subsidiaries or Affiliates. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s shareholders.

2.  DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Affiliate” with respect to any Person, means an affiliate of such Person, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)    “Award” means individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards or Other Cash-Based Awards.

(c)    “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)    “Board” means the Board of Directors of the Company.

(f)     “Cause” shall have the meaning set forth in the Grantee’s applicable Award Agreement.

(g)    “Change in Control” shall have the meaning set forth in Section 7(b) hereof.

(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)     “Committee” means the committee established by the Board to administer the Plan. To the extent required by applicable law or the listing requirements of the national securities exchange on which the Stock may be listed, or to the extent deemed desirable by the Board, the Committee shall consist of not less than two directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board and who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and (c) “independent directors” pursuant to the national securities exchange on which the Stock may be listed, as applicable.

(j)     “Company” means Cowen Group, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k)    “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(l)     “Disability” shall have the meaning set forth in the Grantee’s applicable Award Agreement.

(m)   “Effective Date” means the date that the Plan was adopted by the Board of Directors of the Company, subject to stockholder approval.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(o)    “Fair Market Value” means, with respect to any property (including, without limitation, any Stock or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Except as otherwise provided by the Committee, the Fair Market Value of a share of Stock as of a given date shall be the closing sales price for one share of Stock on the NASDAQ Global Market or such other national securities market or exchange as may at the time be the principal market for the Stock, or if the Stock is not traded on such national securities market or exchange on such date, then on the next preceding date on which the Stock was traded.

(p)    “Grantee” means a person who, as an employee of or independent contractor or non-employee director with respect to the Company or a Subsidiary or an Affiliate of the Company, has been granted an Award under the Plan.

(q)    “New Hire and Retention Award Committee” means the committee of one or more individuals established by the Board or the Committee pursuant to Section 3(a).

(r)     “NQSO” means any Option that is designated as a nonqualified stock option.

(s)    “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. Only NQSOs may be granted under the Plan.

(t)     “Other Cash-Based Award” means an Award granted to a Grantee under Section 6(b)(v) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(u)    “Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(v) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units, stock appreciation rights (payable in shares), restricted stock units or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(v)    “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or a Subsidiary or Affiliate of the

Company, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate of the Company or the financial statements of the Company or any Subsidiary or Affiliate of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(w)   “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (5) any person or entity who is eligible, pursuant to Rule 13d-1(b) of the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of the Company’s Stock, whether or not such person or entity shall have filed a Schedule 13G, unless such person or entity shall have filed a Schedule 13D with respect to beneficial ownership of the Company’s Stock.

(x)    “Plan” means this Cowen Group, Inc. 2007 Equity and Incentive Plan, as amended from time to time.

(y)    “Restricted Stock” means a share of Stock that is subject to restrictions set forth in the Plan or any Award Agreement.

(z)    “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(aa)  “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(bb) “Stock” means shares of Class A common stock, par value $0.01 per share, of the Company.

(cc)  “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  ADMINISTRATION.

(a)       At the discretion of the Board, the Plan shall be administered either (i) by the Board or (ii) by the Committee. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. The Board or the Committee may appoint and delegate to another committee (“New Hire and Retention Award Committee”) any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised. With respect to Awards that are intended to meet the performance-based compensation exception of Section 162(m) of the Code and that are made to a Grantee who is expected to be a Covered Employee, such delegation shall not include any authority which, if exercised by the New Hire and Retention Award Committee rather than by the Committee, would cause the Grantee’s Award to fail to meet such exception.

(b)       Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing and except as otherwise provided in Section 5(b) hereof, the Committee shall not have the power or authority to (i) lower the exercise price of an outstanding Option or SAR, (ii) settle, cancel or exchange any outstanding Option or SAR in consideration for the grant of a new Option or SAR with a lower exercise price or for consideration in cash or other equity securities of the Company, or (iii) grant any Option with a reload mechanism allowing for an automatic grant of a new Option upon exercise of an outstanding Option, without in each such instance obtaining stockholder approval. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member (or member of the New Hire and Retention Award Committee) shall be liable for any action or determination made with respect to the Plan or any Award.

4.  ELIGIBILITY.

Awards may be granted to officers, independent contractors, employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates (as long as the affiliation is sufficient that the Company stock is “service recipient stock” for purposes of Section 409A) as well as any individual to whom an offer of employment has been extended.

5.  STOCK SUBJECT TO THE PLAN.

(a)       The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) shall be 4,500,180, and shall be subject to adjustment as provided in section 5(b) herein. The aggregate Awards granted during any fiscal year to any single individual shall not exceed (i) 750,000 shares subject to Options or Stock Appreciation Rights and (ii) 750,000 shares subject to Restricted Stock or Other Stock-Based Awards (other than Stock Appreciation Rights), in each case subject to adjustment as provided in subsection (b) herein. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or treasury shares. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Grantee or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock exchanged by a Grantee or withheld by the Company or any of its Subsidiaries to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

(b)       In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Stock other than an ordinary cash dividend, (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board; provided that, no such adjustment shall cause any Award hereunder which is subject to Section 409A of the Code (“Section 409A”) to fail to comply with the requirements of such section or otherwise cause any award that does not otherwise provide for a deferral of compensation under Section 409A to become subject to Section 409A.

6.  SPECIFIC TERMS OF AWARDS.

(a)       General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis subject to compliance with Section 409A.

(b)       Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

(i)   Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A)     Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate that the Option is an NQSO.

(B)      Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option) or by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made through the sale of Stock acquired on exercise of the Option, valued at Fair Market Value on the date of exercise, sufficient to pay for such Stock (together with, if requested by the Company, the amount of federal, state or local withholding taxes payable by Grantee by reason of such exercise). Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due.

(C)      Term and Exercisability of Options. Options shall be exercisable beginning no sooner than the first anniversary of their date of grant and at such times and upon such conditions as the Committee may determine, and, subject to Section 6(b)(i)(D), shall remain exercisable over the exercise period (which exercise period shall not exceed ten years from the date of grant), as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time (including within the first year) and under such circumstances as it, in its sole discretion, deems appropriate.

(D)     Termination of Employment. Upon termination of employment with or service to the Company or any Affiliate or Subsidiary of the Company (or any other entity for which the Stock constitutes “service recipient Stock” within the meaning of Section 409A), all unvested Options shall immediately terminate and be forfeited; provided, that the Award Agreement may provide that such forfeiture conditions relating to the Options will be waived in whole or in part in the event of terminations resulting from specified causes.

(E)      Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options (or proceeds of sale thereof), as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii)  SARs.

(A)     Independent or Tandem Awards. SARs may be granted independently or in tandem with an Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may be made in cash, Stock, or property as specified in the Award Agreement or determined by the Committee.

(B)      Terms. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but not less than Fair Market Value on the date of grant).

(iii) Restricted Stock.

(A)     Terms. The Committee may grant Awards of Restricted Stock, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Agreement (provided that any such Award is subject to the vesting requirements described herein). The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate of the Company, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant. The foregoing two sentences shall not apply to Restricted Stock Awards granted, in the aggregate, for up to 15% of the maximum number of authorized shares set forth in the first sentence of Section 5(a) (without regard to any adjustments in the remainder of Section 5(a) but taking into account any amendments to the first sentence or as provided in Section 5(b)). Notwithstanding any other provision of this Plan (other than with respect to Awards subject to Performance Goals), the Board or the Committee may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive the forfeiture provisions or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board or the Committee may only exercise such rights in extraordinary circumstances, which shall include, without limitation, death or disability of the Grantee; estate planning needs of the Grantee; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Grantee or the Plan.

(B)      Price. The Committee shall determine the price, if any, to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or stock units subject to the Award. Each Award Agreement with respect to such stock award shall set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what in circumstances such payment is required to be made.

(C)      Non-Transferability. The Committee may, upon such terms and conditions as the Committee determines, provide that a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Grantee’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Grantee until such shares become vested or are forfeited. Except as provided in the applicable Award Agreement, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D)     Voting and Dividends. A Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan, including cash dividends (subject to such payment restrictions as the Board may provide and applicable law allows). Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Award.

(E)      Termination of Employment. Upon termination of employment with or service to the Company or any Affiliate or Subsidiary of the Company (including by reason of such Subsidiary or Affiliate ceasing to be a Subsidiary or Affiliate of the Company), during the applicable restriction period, Restricted Stock shall be forfeited; provided, that the Award Agreement may provide that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iv) Restricted Stock Units.

(A)     Terms. The Committee is authorized to grant Restricted Stock Units to the Grantees which shall be subject to a deferral period as set forth in the applicable Award Agreement.  Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units in the Award Agreement. In addition, the Committee may determine that the deferral period shall expire only upon the attainment of Performance Goals. The Grantee shall be entitled to receive dividend equivalents which shall accrue and be paid to the Grantee at the end of the Company’s fiscal quarter in which such dividend is paid to the stockholders of the Company.

(B)      Separation from Service. Upon a “separation from service” (as defined under Section 409A and guidance promulgated thereunder) with the Company or any Subsidiary or Affiliate of the Company (or with any other entity for which the Stock constitutes “service recipient stock” within the meaning of Section 409A), during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Award Agreement may provide that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v)  Other Stock-Based or Cash-Based Awards.

(A)     Terms. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods.

(B)      Maximum Payment Value. With respect to a Covered Employee, the maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(v) in respect of any annual performance period is $10 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained.

The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(C)      Adjustment of Payments. Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 5(b) hereof.

7. CHANGE IN CONTROL PROVISIONS.

(a)       Unless otherwise determined by the Committee, upon the occurrence of a Change in Control, all outstanding Awards shall become fully vested and exercisable and all restrictions, forfeiture conditions or deferral periods on any outstanding Awards shall immediately lapse and payment under any Awards shall become due, as applicable.

(b)       A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is approved by the Board of Directors (the “Approval Date”), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Approval Date or whose appointment, election or nomination for election was previously so approved or recommended by such directors, provided, however, that no Change in Control for this purpose shall be deemed to occur by virtue of (A) the death, disability, retirement or voluntary resignation of any directors, or (B) the resignation, removal or other departure of any director under circumstances involving cause or under circumstances involving the affirmative vote, approval or acceptance of such departure by a majority of the remaining directors; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or there is consummated an agreement for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale and other than a sale.

8. GENERAL PROVISIONS.

(a)       Nontransferability, Deferrals and Settlements. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or a transfer to a family member or family-related trust pursuant to a gift or domestic relations order. Except with respect to Options, SARs and restricted Stock, the Committee may require or permit Grantees to elect to defer the issuance of shares of Stock, or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

(b)       No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or any of its Subsidiaries or Affiliates or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(c)       Taxes. The Company or any Subsidiary or Affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

(d)       Stockholder Approval; Amendment and Termination. The Plan became effective on the Effective Date. The Board may amend, alter or discontinue the Plan, provided that no amendment, alteration, waiver or discontinuation shall be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent; and provided further that no amendment that requires stockholder approval under any applicable law or the regulations of any stock exchange shall be effective unless and until such stockholder approval is obtained; and provided further that if the applicable stock exchange amends its corporate governance rules so that such rules no longer require stockholder approval of material revisions or material amendments (as applicable) to equity compensation plans, then, from and after the effective date of such amendment to the stock exchange rules, no amendment to the Plan (i) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 5(b)), (ii) expanding the types of Awards that may be granted under the Plan, or (iii) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.

(e)       No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him or her for such shares.

(f)        Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(g)       No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)       Regulations and Other Approvals or Requirements.

(i)       The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)      Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)     In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(i)        Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(j)        Compliance with Laws.

(i)       The Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted accordingly. In the event that any provision of this Plan would or may cause any Award under the Plan to fail to comply with Section 409A, such provision may be deemed null and void and the Company and the Grantee agree to amend or restructure any Award Agreement, to the extent necessary and appropriate to avoid adverse tax consequences under Section 409A.

(ii)      The Plan is intended to comply with the requirements of Section 162(m) and Rule 16b-3 of the Exchange Act and shall be interpreted accordingly.

(k)  Provisions for Foreign Participants. The Board may modify Awards granted to Grantees who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.